Exhibit 32.2

AMENDED CERTIFICATION OF

CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Amended Quarterly Report on Form 10-Q/A of Swordfish Financial, Inc. (the "Company") for the quarter ending June 30, 2015, I, Ronald Vega, Chief Financial Officer of the Company hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.

Such Amended Quarterly Report on Form 10-Q/A for the quarter ending June 30, 2015, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in such Amended Quarterly Report on Form 10-Q/A for the quarter ending June 30, 2015, fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:   September 8, 2015

Swordfish Financial, Inc.

By/s/ Ronald Vega

          Ronald Vega